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                                                                      EXHIBIT 21

                          MCDERMOTT INTERNATIONAL INC.
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1999


                                                                            JURISDICTION      PERCENTAGE
                                                                                 OF          OF OWNERSHIP
                    NAME OF COMPANY                                         ORGANIZATION       INTEREST

           J. Ray McDermott, S.A.                                              Panama             100
              McDermott Far East, Inc.                                         Panama             100
                P.T. McDermott Indonesia                                      Indonesia           100
              McDermott South East Asia Pte. Ltd.                             Singapore           100
              J. Ray McDermott Holdings, Inc.                                 Delaware            100
                McDermott Trade Corporation                                   Delaware            100
                J. Ray McDermott, Inc.                                        Delaware            100
              J. Ray McDermott International, Inc.                             Panama             100
                J. Ray McDermott Contractors, Inc.                             Panama             100
                  J. Ray McDermott Middle East, Inc.                           Panama             100
                  J. Ray McDermott Far East, Inc.                              Panama             100

           McDermott Incorporated                                             Delaware            100
              Babcock & Wilcox Investment Company                             Delaware            100
                BWX Technologies, Inc.                                        Delaware            100
                  BWXT Services, Inc.                                         Delaware            100
                    BWXT Federal Services, Inc.                               Delaware            100
                The Babcock & Wilcox Company                                  Delaware            100
                  Babcock & Wilcox Canada Ltd.                                 Canada             100
                  Diamond Power International, Inc.                           Delaware            100